Executive Officers

Imation Corp. 2011 Stock Incentive Plan
Performance Award Agreement

This PERFORMANCE AWARD AGREEMENT (the “Agreement”) effective as of «GrantDt» is between Imation Corp., a Delaware corporation (the “Company”), and «Name», an employee of the Company or one of its Affiliates (the “Participant”), pursuant to and subject to the terms and conditions of the Imation Corp. 2011 Stock Incentive Plan (the “Plan”).
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:
Section 1.    Performance Award. Effective «GrantDt» (the “Effective Date”), the Company granted to the Participant a performance award with the specific terms set forth on Exhibit A hereto and subject to the terms and conditions set forth in this Agreement and the Plan (the “Performance Award”).
Section 2.    Payment; Forfeiture.
(a)    Payment. Subject to the terms and conditions of this Agreement, and except as otherwise provided in Section 2(c) hereof, the amount to be paid to the Participant pursuant to this Performance Award, if any, shall be determined as set forth on Exhibit A if the Participant remains continuously employed by the Company or an Affiliate of the Company from the Effective Date until the end of each of the performance periods set forth on Exhibit A (the “Performance Periods”). The Committee shall validate whether the performance criteria described in Exhibit A were achieved. Such validation shall be made at a meeting of the Committee next following the end of each Performance Period, shall be based on the Company's audited financial statements and shall be final and conclusive with respect to the achievement of the performance criteria. Any payment of this Performance Award shall be made within a reasonable time following the validation of the payout by the Committee, but in no event later than seventy-four (74) calendar days following the end of each Performance Period, subject to the payment of applicable withholding taxes pursuant to Section 5 hereof.
(b)    Forfeiture. Except as otherwise provided in Section 2(c) hereof, if the Participant ceases to be employed by the Company and all Affiliates of the Company for any reason prior to the end of any Performance Period, this Performance Award shall be immediately and irrevocably forfeited.
(c)    Change in Control: Job Elimination Due to Restructuring: Death Disability. Notwithstanding the payment and forfeiture provisions contained in Sections 2(a) and 2(b) hereof, but subject to the other terms and conditions set forth in this Agreement:
(i) in the event the Company or an Affiliate terminates the Participant's employment with the Company and all Affiliates of the Company for any reason other than death, Disability or Termination for Cause within two (2) years following a Change in Control and prior to the end of all of the Performance Periods, then the Participant shall be entitled to receive a payment of this Performance Award based on, and assuming that all of the performance goals for Performance Periods not yet completed would be achieved at the target (100%) level, as set forth in Exhibit A. Participant shall also be entitled to payment for Performance Periods completed based on the actual level of achievement, to the extent such amounts had not been previously paid prior to termination. Such payment shall be made promptly after the date of such termination, but in no event later than thirty (30) calendar days following such termination.
(ii) in the event the Company or an Affiliate terminates the Participant's employment with the Company by eliminating the Participant's position as part of a restructuring program (other than Termination for Cause or under subparagraph 2(c)(i) above) or a Participant's employment is terminated as a result of death or Disability, then the Participant shall be entitled to receive a payment for a portion of this Performance Award based on the achievement of the relevant performance standard for the Performance Period occurring during the year of termination, as if the Participant had remained employed until the end of the calendar year, but only to the extent such performance standard has been achieved. Payment shall be made in accordance with the last sentence of Section 2(a). Participant shall not be entitled to any other payments under this Performance Award for Performance Periods ending after the year of termination.
(d)    No Early Payment. Except as otherwise provided in Section 2(c) hereof, in no event will the Performance Award be paid out prior to the end of the Performance Period unless otherwise determined by the Committee in its sole discretion, and any such payment shall be made within thirty (30) calendar days following such determination.
(e)    Clawback. In the event that after the grant of the Performance Award but prior to a Change in Control (1) the Company issues a material restatement of an initial financial statement, and (2) the Participant engaged in intentional misconduct that caused or contributed to the need for such a restatement because of material noncompliance by the Company with applicable financial reporting requirements (a “Forfeiture Event”), the Participant, at the request of the Committee made within 90 days after the restatement, shall forfeit this Performance Award if the restatement relates to a period covered by the Performance Period, regardless of whether this Performance Award has been paid out ( “Forfeitable Performance Award”). If the Forfeitable Performance Award has been paid out at the time of the Committee's request, the Participant shall promptly remit to the Company the “Net Proceeds” (as hereinafter defined) of the Forfeitable Performance Award in lieu of the Forfeitable Performance Award. “Net Proceeds” shall mean proceeds, net of taxes paid or payable by the Participant, from the receipt of any payment made pursuant to Section 2(a) hereof in an amount reasonably determined by the Committee but including interest on the amount of cash repaid from the date of the receipt by Participant of such payment made pursuant to Section 2(a) hereof to the date of payment of such amount to the Company at a rate reasonably determined by the Committee. The Committee may, but shall not be required by Participant to, reduce the forfeiture, return and/or payment obligations hereunder to the extent that the Committee, in its sole and absolute discretion, shall deem appropriate. Nothing herein shall limit any other rights the Company shall have by law for misconduct of the Participant that caused or contributed to the need for such restatement.
Section 3.    Restrictions on Transfer. Neither this Performance Award, nor any right with respect to the Performance Award under this Agreement, may be sold, assigned, transferred, pledged, hypothecated (by operation of law or otherwise) or otherwise conveyed or encumbered and shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation or other conveyance or encumbrance shall be void and unenforceable against the Company or any Affiliate of the Company.
Section 4.    Adjustments. To the extent consistent with Section 162(m), the Committee may appropriately adjust any evaluation of performance under this Performance Award to exclude the effect of certain events, including, but not limited to, any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.
Section 5.    Taxes. The Participant acknowledges that the Participant will consult with the Participant's personal tax adviser regarding the income tax consequences of the grant or payment of this Performance Award and other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the Participant's sole and absolute responsibility, are withheld or collected from the Participant. In accordance with the terms of the Plan, and such rules as may be adopted by the Committee, the Company will satisfy any applicable tax withholding obligations arising from any payment of this Performance Award by withholding a portion of the cash otherwise to be delivered equal to the amount of such taxes.
Section 6.    Definitions. Terms not defined in this Agreement shall have the meanings given to them in the Plan, and the following terms shall have the following meanings when used in this Agreement:
(a)    “Change in Control” means any one of the following events:

(i)    the consummation of a transaction or series of related transactions in which a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or an Affiliate of the Company, or any employee benefit plan of the Company or an Affiliate of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Company's then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities (other than in connection with a Business Combination in which clauses (1), (2) and (3) of paragraph (a)(iii) apply); or

(ii)    individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than a nomination of an individual whose initial assumption of office is in connection with a solicitation with respect to the election or removal of directors of the Company in opposition to the solicitation by the Board of Directors of the Company) shall be deemed to be a member of the Incumbent Board; or

(iii)    the consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company, a sale or other disposition in a transaction or series of related transactions of all or substantially all of the Company's assets or the issuance by the Company of its stock in connection with the acquisition of assets or stock of another entity (each, a “Business Combination”) in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Company's outstanding Common Stock and the Company's outstanding voting securities immediately prior to such Business Combination beneficially own immediately after the transaction or transactions, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one of more Affiliates) in substantially the same proportions as their ownership of the Company's Common Stock and voting securities immediately prior to such Business Combination, (2) no person, entity or group (other than a direct or indirect parent entity of the Company that, after giving effect to the Business Combination, beneficially owns 100% of the outstanding voting securities (or comparable equity interests) of the entity resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination and (3) at least a majority of the members of the board of directors (or similar governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors of the Company providing for such Business Combination; or
(iv)    approval by the stockholders of the dissolution of the Company.

(b)    “Disability” shall be as defined under the Imation Corp. Long Term Disability Income Protection Plan.
(c)    “Termination for Cause” means termination of Participant's employment with the Company or an Affiliate for the following acts: (i) the Participant's gross incompetence or substantial failure to perform his or her duties, (ii) misconduct by the Participant that causes or is likely to cause harm to the Company or that causes or is likely to cause harm to the Company's reputation, as determined by the Company's Board of Directors in its sole and absolute discretion (such misconduct may include, without limitation, insobriety at the workplace during working hours or the use of illegal drugs), (iii) failure to follow directions of the Company's Board of Directors that are consistent with the Participant's duties, (iv) the Participant's conviction of, or entry of a pleading of guilty or nolo contendre to, any crime involving moral turpitude, or the entry of an order duly issued by any federal or state regulatory agency having jurisdiction in the matter permanently prohibiting the Participant from participating in the conduct of the affairs of the Company or (v) any breach of this Agreement that is not remedied within thirty (30) days after receipt of written notice from the Company specifying such breach in reasonable detail.
Section 7.    Governing Law. The internal law, and not the law of conflicts, of the State of Delaware will govern all questions concerning the validity, construction and effect of this Agreement.
Section 8.    Plan Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By accepting this Agreement, the Participant confirms that the Participant has received a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Performance Award subject to all the terms and provisions of the Plan.
Section 9.    No Rights to Continue Service or Employment. Nothing herein shall be construed as giving the Participant the right to continue in the employ or to provide services to the Company or any Affiliate, whether as an employee or as a consultant or otherwise, or interfere with or restrict in any way the right of the Company or any Affiliate to discharge the Participant, whether as an employee or consultant or otherwise, at any time, with or without cause. In addition, the Company or any Affiliate may discharge the Participant free from any liability or claim under this Agreement, unless otherwise expressly provided herein.
Section 10.    Entire Agreement. Except as specifically provided herein with regard to the Severance Agreement, (i) this Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to said subject matter; (ii) all prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement; and (iii) each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
Section 11.    Modification.     No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Plan, this Agreement and the Performance Award may be amended, altered, suspended, discontinued or terminated to the extent permitted by the Plan.
Section 12.    Severability. In the event that any provision that is contained in the Plan or this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or this Agreement for any reason and under any law as deemed applicable by the Committee, the invalid, illegal or unenforceable provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction or Performance Award, and the remainder of the Plan or this Agreement shall remain in full force and effect.
Section 13.    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
Section 14.    Participant's Acknowledgments. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board of Directors of the Company, as appropriate, upon any questions arising under the Plan or this Agreement. Any determination in this connection by the Company, including the Board of Directors of the Company or the Committee, shall be final, binding and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules and regulations.
Section 15.    Parties Bound. The terms, provisions and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. This Agreement shall have no force or effect unless it is duly executed and delivered by the Company and the Participant or until such Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

The Company has caused this Agreement to be signed (which may be by electronic signature) and delivered and the Participant has caused this Agreement to be accepted (which may be by electronic acceptance) as of the date set forth above.
IMATION CORP.
By:___________________________________
Name:_______________________________________
Title:__________________________________

______________________________________________
Participant

Exhibit A

[Description of performance criteria]